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                                                     Exhibit (j) under Form N-1A
                                                Exhibit 23 under Item 601/Reg SK

INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Post-Effective Amendment No. 16 to Registration Statement No. 33-41004 on Form N-1A of Federated Adjustable Rate U.S. Government Fund, Inc. of our report dated April 14, 2000 relating to the financial statements of Federated Adjustable Rate U.S. Government Fund, Inc. appearing in the Prospectus, which is a part of such Registration Statement, and to the references to us under the heading "Financial Highlights" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP


Boston, Massachusetts
April 24, 2000




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